Exhibit 99.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report on Form 10-K of Republic Bancorp, Inc. (the “Company”) for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) I, Kevin Sipes, Executive Vice President, Chief Financial Officer and Chief Accounting Officer of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.          The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Kevin Sipes
Kevin Sipes Executive Vice President, Chief Financial Officer and Chief Accounting Officer

Date: March 11, 2002